SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2014

CLIFTON BANCORP INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-192598	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015

(Address of principal executive offices) (Zip Code)

(973) 473-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 25, 2014, Clifton Savings Bancorp, Inc. (the “Company”), the holding company for Clifton Savings Bank, announced that the Company’s Amended and Restated Plan of Conversion and Reorganization, pursuant to which Clifton Savings Bank will be reorganized from the mutual holding company corporate structure into the fully public stock holding company structure, was approved by the members of Clifton MHC and the stockholders of the Company at separate special meetings held on March 25, 2014.

The Company also announced that Clifton Bancorp, Inc. has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of Clifton Savings Bank. A total of 17,059,448 shares of common stock will be sold in the subscription offering at $10.00 per share, including 1,023,566 shares to be purchased by the Clifton Savings Bank Employee Stock Ownership Plan. The conversion and offering are expected to be completed on April 1, 2014.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated March 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: March 28, 2014	By:	/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer